Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2023, relating to the financial statements of Umpqua Holdings Corporation, and the effectiveness of Umpqua Holdings Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Portland, Oregon

July 25, 2023